Exhibit 3.3

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FORTIS MINERALS, LLC

i

Exhibit 3.3

AMENDED AND RESTATED LIMITED LIABILITY

COMPANY AGREEMENT OF FORTIS MINERALS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FORTIS MINERALS, LLC, is dated as of                     , 2019. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the Company was incorporated as a Delaware corporation under the DGCL under the name “Fortis Minerals, Inc.” and converted to a limited liability company under the Delaware Act in connection with its filing of a certificate of conversion and the Certificate of Formation, each filed with the Secretary of State of the State of Delaware on September 17, 2019. In connection therewith, the Sole Member (as defined in the Original LLC Agreement) entered into that certain Limited Liability Company Agreement of Fortis Minerals, LLC, dated as of September 17, 2019 (the “Original LLC Agreement”);

WHEREAS, the Sole Member (as defined under the Original LLC Agreement) has authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein.

NOW THEREFORE, the Original LLC Agreement of the Company is hereby amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of Fortis Minerals, LLC, as it may be amended, supplemented or restated from time to time.

“Bad Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was adverse to the interest of the Company or, with respect to any criminal conduct, with knowledge that such conduct was unlawful.

“Board of Directors” has the meaning assigned to such term in Section 6.1.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Contribution” means any cash, cash equivalents or the value of contributed property that a Member contributes to the Company pursuant to this Agreement.

“Certificate” means a certificate in such form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.8, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman” has the meaning assigned to such term in Section 6.10.

“Class A Share” means a Share in the Company designated as a “Class A Share.”

“Class B Share” means a Share in the Company designated as a “Class B Share.”

“close of business” has the meaning assigned to such term in Section 4.13(d).

“Closing Date” means the first date on which Class A Shares are delivered by the Company to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares that are not Preferred Shares, and for the avoidance of doubt includes Class A Shares and Class B Shares.

“Company” means Fortis Minerals, LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and each Subsidiary of the Company.

“Competing Person” has the meaning assigned to such term in Section 8.5(a).

“Conflicts Committee” means a committee of the Board of Directors composed solely of two or more Independent Directors who are not (a) Officers or employees of the Company or any Subsidiary of the Company or (b) directors, officers or employees of any Affiliate of the Company or its Subsidiaries.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Derivative Instrument” has the meaning assigned to such term in Section 4.13(a)(ii)(A).

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“dividend” means a “distribution” as that term is used in the Delaware Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Foreign Action” has the meaning assigned to such term in Section 15.9(d).

“Fortis Operating” means Fortis Minerals Operating, LLC.

“FSC Enforcement Action” has the meaning assigned to such term in Section 15.9(d).

“Good Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such determination, action or omission was not taken in Bad Faith.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member” means a member of the Company Group.

“Indemnified Person” means (a) any Person who is or was a director or Officer of the Company, (b) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (c) the Sponsor Group and their respective Affiliates and (d) any Person the Board of Directors designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a director who is determined by the Board of Directors in Good Faith to meet the then current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by each National Securities Exchange on which Shares are listed for trading.

“IPO” means the initial offering and sale of Class A Shares to the public, as described in the Registration Statement.

“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 12.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Master Reorganization Agreement” means that certain Master Reorganization Agreement, dated as of                     , 2019 by and among the Company, Fortis Operating, Fortis Minerals Holdings, LLC, a Delaware limited liability company, Fortis Minerals Intermediate Holdings, LLC, a Delaware limited liability company, New Fortis Minerals, LLC, a Delaware limited liability company and Fortis Incentive Holdings, LLC, a Delaware limited liability company to, among other things, establish the economic terms of the Company’s reorganization.

“Member” means each member of the Company, including any person admitted as an additional or substitute member of the Company in accordance with this Agreement.

“Member Associated Person” has the meaning assigned to such term in Section 4.13(d).

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Non-Management Directors” has the meaning assigned to such term in Section 8.5(a).

“Officers” has the meaning assigned to such term in Section 9.1.

“Operating LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Fortis Operating dated as of                     , 2019 (as amended or restated from time to time).

“Original LLC Agreement” has the meaning assigned to such term in the Recitals.

“Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Percentage Interest” means, as of any date of determination, (i) as to any Class A Shares, the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (iii) by (b) the quotient obtained by dividing (x) the number of such Class A Shares by (y) the total number of all Outstanding Class A Shares, (ii) as to any Class B Shares, 0%, and (iii) as to any other Shares, the percentage established for such Shares by the Board of Directors as a part of the issuance of such Shares.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Portfolio Companies” has the meaning assigned to such term in Section 8.5(a).

“Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (i) the right to share profits or losses or items thereof, (ii) the right to share in Company distributions, or (iii) rights upon dissolution or liquidation of the Company.

“Public Announcement” has the meaning assigned to such term in Section 4.13(d).

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Company.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means (a) with respect to any Class A Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Registration Rights Agreement” means the Registration Rights Agreement, among the Company and certain of its Members, dated as of                     , 2019.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-                 ) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the offering and sale of the Class A Shares in the IPO.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share” means a share issued by the Company that evidences a Member’s limited liability company interests in the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(e).

“Share Majority” means a majority of the total votes that may be cast in the election of directors by holders of all Outstanding Voting Shares, voting together as a single class.

“Shareholders’ Agreement” means the Shareholders’ Agreement, among the Company and certain of its Members, dated as of                     , 2019.

“Solicitation Statement” has the meaning assigned to such term in Section 4.13(a)(ii).

“Special Approval” means, with respect to any transaction, activity, arrangement or circumstance, that it has been specifically approved by a majority of the members of the Conflicts Committee.

“Specified Activities” has the meaning assigned to such term in Section 8.5(a).

“Sponsor Group” means EnCap Energy Capital Fund VII, L.P., a Texas limited partnership, EnCap Energy Capital Fund IX, L.P., a Texas limited partnership, EnCap Energy Capital Fund X, L.P., a Texas limited partnership, EnCap Investments L.P., a Delaware limited partnership and each of their respective Affiliates.

“Sponsor Member” means a Member that is included in the Sponsor Group.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the Voting Shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(a)(ii).

“Transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or is admitted as a Member in accordance with this Agreement, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Trigger Date” has the meaning set forth in Section 4.2.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who is obligated to purchase Class A Shares pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement expected to be entered into by the Company providing for the sale of Class A Shares in the IPO.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Voting Commitment” has the meaning assigned to such term in Section 4.13(a)(ii)(D).

“Voting Shares” means the Class A Shares, the Class B Shares and any other class or series of Shares issued after the date of this Agreement that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Members under this Agreement.

“Whole Board of Directors” has the meaning assigned to such term in Section 6.2.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act.

Section 2.2 Name. The name of the Company shall be “Fortis Minerals, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office; Registered Agent; Other Offices. The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company. The registered office and registered agent of the Company may be changed from time to time by the Board of Directors in the manner provided by applicable law. The Company may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require.

Section 2.4 Purposes. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity, and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.6 Term. The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.7 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 2.8 Certificate of Formation. The Certificate of Formation has been filed by an “authorized person” of the Company within the meaning of the Delaware Act with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. Except as otherwise required by law, the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE III

MEMBERS AND SHARES

Section 3.1 Members.

(a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of Article III hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

(b) The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d) Subject to Article XIV, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign from the Company; provided, that when a Transferee of a Member’s Shares becomes a Record Holder of such Shares, such Transferring Member shall cease to be a member of the Company with respect to the Shares so Transferred.

(e) Except to the extent expressly provided in this Agreement (including any Share Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

Section 3.2 Authorization to Issue Shares.

(a) The Company is authorized to issue an unlimited number of Shares in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Shares), as shall be fixed by the Board of Directors. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Share Designation). The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation) or as determined by the Board of Directors, no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b) As of the date of this Agreement, two classes of Shares have been designated: Class A Shares and Class B Shares. The Class A Shares and the Class B Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted for the consent or approval of Members generally. Unless otherwise required by this Agreement (including any Share Designation), the holders of the Common Shares shall have the exclusive right to vote for the election of directors, and the holders of any Preferred Shares shall not be entitled to vote at, be present at or receive notice of, any meeting of Members. The Class A Shares and the Class B Shares shall be subject to the express terms of any Preferred Shares as evidenced by any Share Designation. Each Record Holder of Common Shares shall be entitled to notice of any Members meeting in accordance with Article IV. Except as otherwise required in this Agreement (including any Share Designation) or by applicable law, the holders of Common Shares shall vote together as a single class on all matters (or, if any holders of any class of Preferred Shares are entitled to vote together with the holders of Common Shares, the holders of Common Shares and such class of Preferred Shares shall vote together as a single class).

(c) In addition to the Class A Shares and the Class B Shares Outstanding on the date hereof, and without the consent or approval of any Members, additional Shares may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers, qualifications and limitations (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Board of Directors and reflected in resolutions adopted by the Board of Directors in compliance with Section 6.1 (each, a “Share Designation”), including:

(i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class or series either alone or together with the holders of one or more other classes or series of Shares;

(ii) the number of Shares to constitute the class or series and the designations thereof;

(iii) restrictions on the issuance of Shares of the same series or of any other series;

(iv) whether or not the Shares of any class or series shall be redeemable at the option of the Company or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such Shares shall be redeemable and the manner of redemption;

(v) whether or not the Shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such Shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, Shares or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of Shares, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Company;

(viii) whether or not the Shares of any class or series, at the option of the Company or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable or redeemable for, the Shares of any other class or classes or of any other series of the same or any other class or classes or series of Shares, securities or other property of the Company and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange or redemption may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any class or series as may to the Board of Directors or its designee seem advisable.

(d) A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the authorized amount of Preferred Shares of any class or series, but not below the number of Preferred Shares of such class or series then Outstanding.

(e) The Board of Directors may, without the consent or approval of any Members, amend this Agreement to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III.

Section 3.3 Certificates and Transfer.

(a) Notwithstanding anything to the contrary herein, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Shares, Shares shall not be evidenced by certificates. Certificates that are issued shall be executed on behalf of the Company by the President, Chief Executive Officer or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Company. No Certificate for a class or series of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class or series of Shares; provided, however, that if the Board of Directors elects to cause the Company to issue Shares of such class or series in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company. The Shares shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of Shares. The Shares shall be Transferred on the books of the Company, which may be maintained by a third-party registrar or the Transfer Agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of Shares, with an assignment and power of Transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated Shares and upon compliance with appropriate procedures for Transferring Shares in uncertificated form, at which time the Company shall issue a new certificate to the person entitled thereto (if the Shares are then represented by certificates), cancel the old certificate and record the transaction upon its books.

(b) By acceptance of the Transfer of any Share, each Transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Shares so Transferred to such Transferee when any such Transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so Transferred, (iv) grants powers of attorney to the Officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(c) Each certificated Share shall be signed, countersigned and registered in the manner required by this Agreement. In case any Officer, the Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such Officer, Transfer Agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such Officer, Transfer Agent or registrar at the date of issue.

(d) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall, to the fullest extent permitted by law, be precluded from making any claim against the Company or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

(e) The Board of Directors shall have the power and authority to make all such rules and regulations concerning the issue, Transfer and registration or the replacement of certificates for Shares. The Company may enter into additional agreements with Members to restrict the Transfer of Shares in any manner not prohibited by the Delaware Act.

(f) Nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.5 Splits and Combinations.

(a) The Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event and subject to the effect of paragraph (d) below, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted. Notwithstanding the foregoing, in no event shall either Class A Shares or Class B Shares be split, divided, or combined unless the Outstanding Shares of the other class shall be proportionately split, divided or combined.

(b) Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors may fix the Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall not be more than 60 nor less than ten days prior to such action. If no such Record Date is fixed, the Record Date for determining Members for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

Section 3.6 Class B Shares. Class B Shares shall be redeemable for Class A Shares on the terms and subject to the conditions set forth in the Operating LLC Agreement. The Company will at all times reserve and keep available, solely for the purpose of issuance upon redemption of the Outstanding Class B Shares for Class A Shares pursuant to the Operating LLC Agreement, such number of Class A Shares that shall be issuable upon any such redemption pursuant to the Operating LLC Agreement; provided that nothing contained herein shall be construed to preclude Fortis Operating or the Company from satisfying its obligations in respect of any such redemption of Class B Shares pursuant to the Operating LLC Agreement by delivering to the holder of such Class B Shares upon such redemption, cash in lieu of Class A Shares in the amount permitted by and provided in the Operating LLC Agreement. All Class A Shares that shall be issued upon any such redemption will, upon issuance in accordance with the Operating LLC Agreement, be validly issued, fully paid and the holders of such Shares will have no obligation to make further payments or contributions to the Company solely by reason of their ownership of such Shares except for their obligation to repay any funds wrongfully distributed to them as provided by the Delaware Act or as otherwise required by this Agreement. If any outstanding Units (as defined in the Operating LLC Agreement) are cancelled or converted in any merger, consolidation or other business combination to which Fortis Operating is a party, an equivalent number of Class B Shares held by the holder thereof shall automatically, and without further action on the part of the Company or any holder of Class B Shares, be cancelled for no consideration.

Section 3.7 Rights of Members. In addition to other rights provided by this Agreement or by applicable law, each Member shall have the right to inspect, and to make copies and extracts from, the books and records of the Company, but only with respect to the documentation and to the extent that such Member would be entitled to if the Company was a corporation subject to the DGCL and it were a stockholder in such corporation. To the fullest extent permitted by law, the rights of a Member to obtain information pursuant to Section 18-305 of the Delaware Act is hereby eliminated and no member shall have any such rights.

ARTICLE IV

MEMBER MEETINGS

All acts of Members to be taken hereunder shall be taken in the manner provided in this Article IV.

Section 4.1 Annual Meetings. An annual meeting of the Members for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, either within or outside of the State of Delaware, as may be fixed by resolution of the Board of Directors. A failure to hold the annual meeting of the Members at the designated time shall not affect otherwise valid acts of the Company. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the date of this Agreement or its last annual meeting, it is the intent of the parties that the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any Member or director. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the Record Date for determination of Members entitled to vote, and the form of notice of such meeting.

Section 4.2 Special Meetings. Special meetings of Members of the Company may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board of Directors; provided, however, that prior to the first date (the “Trigger Date”) on which the Sponsor Group no longer collectively beneficially owns more than 50% of the aggregate of (i) the Outstanding Class A Shares, and (ii) Class B Shares, special meetings of the Members shall also be called by the Secretary of the Company at the request of the Record Holders of a majority of the Outstanding Voting Shares. Beneficial ownership of Shares shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act. On and after the Trigger Date, subject to the rights of holders of any class or series of Preferred Shares, the Members shall not have the power to call or request a special meeting of the Members. The Board of Directors or a designee authorized by the Board of Directors may fix the date, time and place, if any, of any special meeting. The Board of Directors or, in the case of a meeting called at the request of the Record Holders of a majority of the Outstanding Voting Shares, the Secretary of the Company at the request of such holders, may postpone, reschedule or cancel any special meeting of the Members previously scheduled by or on behalf of the Board of Directors.

Section 4.3 Notice of Meetings of Members. Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Board of Directors, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 15.1 to each Record Holder who is entitled to vote at such meeting. The notice shall specify (A) the Record Date for determining the Members entitled to vote at the meeting (if such date is different from the Record Date for Members entitled to notice of the meeting), (B) the place, if any, date and time of such meeting, (C) the means of remote communications, if any, by which Members and proxyholders may be deemed to be present in person and vote at such meeting, and (D) in the case of a special meeting, the purpose or purposes for which such meeting is called. Such further notice shall be given as may be required by Delaware law. The notice of any meeting of the Members at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be postponed, and any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the Members.

Section 4.4 Place of Meeting. The Board of Directors or a designee authorized by the Board of Directors may designate the place of meeting for any annual meeting or for any special meeting of the Members. If no designation is so made, the place of meeting shall be the principal executive offices of the Company. The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of law for the participation by Members and proxyholders in a meeting of Members by means of remote communications, and may determine that any meeting of Members will not be held at any place but will be held solely by means of remote communication. Members and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of Members shall be deemed present in person and entitled to vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 4.5 Record Date. In order that the Company may determine the Members entitled to notice of any meeting of Members or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall, unless otherwise required by applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the Record Date for determining the Members entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such Record Date, that a later date on or before the date of the meeting shall be the date for making such determination. If no Record Date is fixed by the Board of Directors, the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Members entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for determination of Members entitled to vote at the adjourned meeting, and in such case shall also fix as the Record Date for Members entitled to notice of such adjourned meeting the same or earlier date as that fixed for determination of Members entitled to vote in accordance herewith at the adjourned meeting.

Section 4.6 Adjournment. Any meeting of Members may be adjourned or recessed from time to time for any reason by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors, to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Section 4.6.

Section 4.7 Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 4.8 Quorum; Required Vote for Member Action; Voting for directors.

(a) Unless otherwise required by this Agreement, at any meeting of the Members, the holders of a majority of the Outstanding Voting Shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or classes or series entitled to vote on such matter, present in person or by proxy, shall constitute a quorum entitled to take action with respect to such matter. The submission of matters to Members for approval and the election of directors shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Shares specified in this Agreement.

(b) Each Outstanding Class A Share and each Outstanding Class B Share shall be entitled to one vote per Share on all matters submitted to Members for approval and in the election of directors.

(c) All matters (other than the election of directors and certain non-binding advisory votes described below) submitted to Members for approval shall be determined by the affirmative vote of a majority of the Outstanding Voting Shares present in person or represented by proxy at the meeting and entitled to vote on such matter, unless a different percentage is required with respect to such matter under the Delaware Act, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Voting Shares that in the aggregate represent at least such different percentage shall be required.

(d) In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the Outstanding Voting Shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the Members.

(e) Directors will be elected by a plurality of the votes cast for a particular position. Cumulative voting for the election of directors is prohibited.

Section 4.9 Member Lists. A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order for each class or series of Shares and showing the address of each such Member and the number of Outstanding Voting Shares registered in the name of such Member, shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, at the principal place of business of the Company. The Member list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Member during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by applicable law, the Member list provided for in this Section 4.9 shall be the only evidence as to who are the Members entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the Members.

Section 4.10 Action Without a Meeting.

(a) Prior to the Trigger Date, subject to the rights of holders of any class or series of Preferred Shares with respect to such class or series of Preferred Shares, any action required or permitted to be taken at any annual meeting or special meeting of the Members of the Company may be taken without a meeting, without prior notice and without a vote of Members, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of Outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.

(b) On and after the Trigger Date, subject to the rights of holders of any class or series of Preferred Shares with respect to such class or series of Preferred Shares, any action required or permitted to be taken by the Members of the Company must be taken at a duly held annual or special meeting of Members and may not be taken by any consent in writing of such Members.

(c) In order that the Company may determine the Members entitled to express consent to an action in writing without a meeting prior to the Trigger Date, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall not be more than ten days after the date upon which the resolution fixing the Record Date is adopted by the Board of Directors. If no Record Date for determining Members entitled to express consent to Company action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by applicable law or this Agreement, the Record Date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by applicable law or this Agreement, the Record Date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4.11 Voting and Other Rights.

(a) Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to Section 4.5 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date.

(b) With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry.

Section 4.12 Proxies and Voting.

(a) On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that maybe retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) The Company may, and to the extent required by law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as Officers, employees, agents or representatives. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the Person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(c) Solely with respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

Section 4.13 Notice of Member Business and Nominations.

(a) Annual Meetings of Members.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Members at an annual meeting of Members may be made only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof, (c) by any Member of the Company who (i) was a Member of record at the time of giving of notice provided for in this Section 4.13 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures and other requirements set forth in this Agreement and applicable law, or (d) pursuant to the terms of the Shareholders’ Agreement. Section 4.13(a)(i)(c) of this Agreement shall be the exclusive means for a Member to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting and proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act) before an annual meeting of the Members, except as otherwise provided in Section 4.13(a)(i)(d).

(ii) For any nominations or any other business to be properly brought before an annual meeting by a Member pursuant to Section 4.13(a)(i)(c) of this Agreement, (a) the Member must have given timely notice thereof in writing to the Secretary of the Company and such notice must be in proper form, as required by this Agreement, (b) in the case of business other than nominations, such other business must otherwise be a matter that would be proper for action by the Members pursuant to this Agreement and (c) the record Member and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by this Agreement. To be timely, a Member’s notice must be received by the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which anniversary, in the case of the first annual meeting of Members following the close of the IPO, shall be deemed to be , 2020); provided, however, that subject to the following sentence, in the event that the date of the annual meeting (other than the first annual meeting of Members following the close of the IPO) is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, or in the event that no annual meeting was held in the prior year, notice by the Member to be timely must be so received not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than 90 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Member’s notice as described above. To be in proper form, a Member’s notice (whether given pursuant to this Section 4.13(a) or Section 4.13(b)) to the Secretary of the Company must:

(A) set forth, as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or business is proposed (i) the name and address of such Member, as they appear on the Company’s books, and of such Member’s Member Associated Person (as defined in Section 4.13(d)), if any, (ii) (A) the class or series and number of Shares that are, directly or indirectly, owned beneficially and of record by such Member and any Member Associated Person, (B) any option, warrant, convertible security, Share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares or with a value derived in whole or in part from the value of any class or series of Shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such Member or by any Member Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares held by such Member or any Member Associated Person, (C) a complete and accurate description of any agreement, arrangement or understanding between or among such Member and such Member’s Member Associated Person and any other person or persons in connection with such Member’s director nomination and the name and address of any other person(s) or entity or entities known to the Member to support such nomination, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Member or any Member Associated Person has a right to vote, directly or indirectly, any Shares, (E) any short interest in any security of the Company held by such Member or any Member Associated Person (for purposes of this Agreement, a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the Shares owned beneficially by such Member or by any Member Associated Person that are separated or separable from the underlying Shares, (G) any proportionate interest in Shares or

Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Member or any Member Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that such Member or any Member Associated Person is entitled to based on any increase or decrease in the value of Shares or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Member’s or any Member Associated Person’s immediate family sharing the same household (which information shall be supplemented by such Member and any Member Associated Person, if any, not later than ten days after the Record Date for determining the Members entitled to vote at the meeting to disclose such ownership as of the Record Date; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting), (iii) any other information relating to such Member and any Member Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the Member is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether or not such Member or any Member Associated Person will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s Outstanding Shares required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Company’s Outstanding Shares reasonably believed by the Member or Member Associated Person, as the case may be, to be sufficient to elect such nominee or nominees (such representation, a “Solicitation Statement”);

(B) if the notice relates to any business other than a nomination of a director or directors that the Member proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting (including the text of any resolution proposed for consideration and in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of such Member and Member Associated Person, if any, in such business and (ii) a complete and accurate description of all agreements, arrangements and understandings between or among such Member and such Member Associated Person, if any, and any other person(s) or entity or entities (including their names and addresses) in connection with the proposal of such business by such Member;

(C) set forth, as to each person, if any, whom the Member proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, for the full term for which such person is standing for election), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Member and Member Associated Person, if any, and their respective

Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Member making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a representation that such person intends to serve a full term, if elected as a director; and

(D) with respect to each nominee for election or reelection to the Board of Directors, include (i) a completed and signed questionnaire, representation and agreement in a form provided by the Company, which form the Member must request from the Secretary of the Company in writing with no less than 7 days advance notice and (ii) a written representation and agreement (in the form provided by the Secretary of the Company upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as director of the Company, and will comply with all applicable publicly disclosed governance, conflict of interest, confidentiality and Share ownership and trading policies and guidelines of the Company. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company, including information that could be relevant to a determination of whether such person can be considered an Independent Director.

(iii) A Member providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (1) as of the Record Date for the meeting and (2) as of the date that is ten Business Days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than five Business Days after the Record Date for the meeting (in the case of the update and supplement required to be made as of the Record Date) and not later than seven Business Days prior to the date for the meeting or any postponement or adjournment thereof, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess or postponement thereof)).

(b) Special Meetings of Members.

(i) On and after the Trigger Date, only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of Members at which directors are to be elected pursuant to a notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof (or the Members pursuant to Section 4.2 of this Agreement prior to the Trigger Date) or (2) if the Board of Directors (or the Members pursuant to Section 4.2 of this Agreement prior to the Trigger Date) has determined that directors shall be elected at such meeting, and subject to the terms of the Shareholders’ Agreement, by any Member of the Company who (a) is a Member of record at the time of giving of notice provided for in this Agreement and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in this Agreement and applicable law. In the event a special meeting of Members is called for the purpose of electing one or more directors to the Board of Directors, any such Member may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the Member delivers notice with the information required by Section 4.13(a)(ii) (with the updates required by Section 4.13(a)(iii)) of this Agreement with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 4.13(a)(ii)(D) of this Agreement). Such notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement or the announcement thereof of a special meeting commence a new time period for the giving of a Member’s notice as described above.

(c) Subject to the terms of the Shareholders’ Agreement and except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Agreement shall be eligible to serve as directors, and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Agreement. Except as otherwise provided by applicable law or this Agreement, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Agreement and applicable law and, if any proposed nomination or business is not in compliance with this Agreement and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(d) For purposes of this Agreement, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a Business Day, “Public Announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and “Member Associated Person” shall mean, for any Member, (a) any person or entity controlling, directly or indirectly, or acting in concert with, such Member, (b) any beneficial owner of Shares owned of record or beneficially by such Member or (c) any person or entity controlling, controlled by or under common control with any person or entity referred to in the preceding clauses (a) or (b).

(e) Notwithstanding the foregoing provisions of this Agreement, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Agreement; provided, however, that any references in this Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 4.13(a) or Section 4.13(b) of this Agreement. Nothing in this Agreement shall be deemed to affect any rights (a) of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any class or series of Preferred Shares if and to the extent provided for under applicable law or this Agreement.

(f) Unless otherwise required by law, if the Member (or a qualified representative of the Member) making a nomination or proposal under this Section 4.13 does not appear at the applicable meeting of Members to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Company. For purposes of this Section 4.13, to be considered a qualified representative of the Member, a person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Members.

Section 4.14 Conduct of Business. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of Members as it shall deem appropriate. The Chairman, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director or Officer designated by the majority of the Whole Board of Directors, shall preside at all meetings of the Members as “chairman of the meeting.” Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and for any reason to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting and the safety of those in attendance. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to Members entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants; (F) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); (G) procedures (if any) requiring attendees to provide the Company advance notice of their intent to attend the meeting; and (H) restrictions of the use of audio and video recording devices. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such chairman of the meeting should so determine, such chairman of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of Members shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE V

DIVIDENDS

Section 5.1 Dividends. Subject to the prior rights and preferences, if any, applicable to Preferred Shares or any series thereof, the holders of Class A Shares shall be entitled to receive ratably in proportion to the number of Class A Shares held by them such dividends (payable in cash, Share or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Company legally available therefor. Dividends shall not be declared or paid on the Class B Shares unless (i) the dividend consists of Class B Shares or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for Class B Shares paid proportionally with respect to each Outstanding Class B Share and (ii) a dividend consisting of Class A Shares or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for Class A Shares on equivalent terms is simultaneously paid to the holders of Class A Shares. If dividends are declared on the Class A Shares or the Class B Shares that are payable in Common Shares, or securities convertible into, or exercisable or exchangeable or redeemable for Common Shares, the dividends payable to the holders of Class A Shares shall be paid only in Class A Shares (or securities convertible into, or exercisable or exchangeable or redeemable for Class A Shares), the dividends payable to the holders of Class B Shares shall be paid only in Class B Shares (or securities convertible into, or exercisable or exchangeable or redeemable for Class B Shares), and such dividends shall be paid in the same number of Shares (or fraction thereof) on a per Share basis of the Class A Shares and Class B Shares, respectively (or securities convertible into, or exercisable or exchangeable or redeemable for the same number of Shares (or fraction thereof) on a per Share basis of the Class A Shares and Class B Shares, respectively). In no event shall either Class A Shares or Class B Shares be split, divided, or combined unless the Outstanding Shares of the other class shall be proportionately split, divided or combined.

Section 5.2 Distributions on Liquidation. Notwithstanding Section 5.1, in the event of the dissolution and liquidation of the Company, all proceeds received during or after the end of any Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.3.

Section 5.3 Record Holders. Whenever a dividend is declared, the Board of Directors may fix the Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall not be more than 60 nor less than ten days prior to such action. If no such Record Date is fixed, the Record Date for determining Members for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Each dividend in respect of a Class A Share shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Class A Share as of the Record Date set for such dividend. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

Section 6.1 Power and Authority of Board of Directors. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board of Directors”). As provided in Article IX, the Board of Directors shall have the power and authority to appoint Officers of the Company. The directors shall constitute “managers” within the meaning of the Delaware Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise expressly provided in this Agreement, in addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

(d) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Group Member;

(e) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(f) the declaration and payment of dividends of cash or other assets to Members;

(g) the selection and dismissal of Officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(h) the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(i) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(j) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(k) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(m) the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

(n) the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(o) the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by Members or other securityholders);

(p) the execution and delivery of the Shareholders’ Agreement, the Registration Rights Agreement, the Master Reorganization Agreement and any other agreement described in the Registration Statement;

(q) the execution and delivery of agreements with Affiliates of the Company to render services to a Group Member.

Section 6.2 Number. Subject to the rights of the holders of any class or series of Preferred Shares and the terms of the Shareholders’ Agreement to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board of Directors. The election of directors need not be by written ballot. For purposes of this Agreement, the term “Whole Board of Directors” shall mean the total number of then authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 6.3 Classes of directors.

(a) Until the Trigger Date, the directors, other than those who may be elected by the holders of any class or series of Preferred Shares specified in the related Share Designation, shall consist of a single class, with the initial term of office to expire at the 2020 annual meeting of Members, and each director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. Prior to the Trigger Date, at each annual meeting of Members, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting of Members after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

(b) On and after the Trigger Date, the directors, other than those who may be elected by the holders of any class or series of Preferred Shares specified in the related Share Designation, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the first annual meeting of Members following the Trigger Date, the initial term of office of the second class to expire at the second annual meeting of Members following the Trigger Date, and the initial term of office of the third class to expire at the third annual meeting of Members following the Trigger Date, with each director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal, and, subject to the terms of the Shareholders’ Agreement. Subject to the terms of the Shareholders’ Agreement, the Board of Directors shall be authorized to assign members of the Board of Directors, other than those directors who may be elected by the holders of any class or series of Preferred Shares, to such classes at the time such classification becomes effective. At each annual meeting of Members following the Trigger Date, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Members after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

Section 6.4 Removal.

(a) Prior to the Trigger Date, subject to the rights of the holders of Shares of any class or series of Preferred Shares, if any, to elect additional directors pursuant to this Agreement (including any Share Designation) and the terms of the Shareholders’ Agreement, any director may be removed at any time, either for or without cause, upon the affirmative vote of a Share Majority acting at a meeting of the Members or by written consent (if and then only to the extent permitted) in accordance with the Delaware Act and this Agreement (including any Share Designation).

(b) On and after the Trigger Date, subject to the rights of the holders of Shares of any series of Preferred Shares, if any, to elect additional directors pursuant to this Agreement (including any Share Designation) and the terms of the Shareholders’ Agreement and except as otherwise provided herein, any director may be removed only for cause, upon the affirmative vote of the holders of at least 66 2⁄3% of the voting power of the Outstanding Voting Shares, voting together as a single class and acting at a meeting of the Members in accordance with the Delaware Act and this Agreement (including any Share Designation). Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (1) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (2) has been found to have been grossly negligent in the performance of his or her duties to the Company in any matter of substantial importance to the Company by (a) the affirmative vote of at least 80% of the disinterested directors then in office at any meeting of the Board of Directors called for that purpose or (b) a court of competent jurisdiction; or (3) has been adjudicated by a court of competent jurisdiction to be mentally incompetent. Notwithstanding the foregoing, in the event that a party to the Shareholders’ Agreement provides notice to the Company to remove a director designated by such Member pursuant to the terms of the Shareholders’ Agreement, the Company may take all necessary action to cause such removal, to the extent permitted by applicable law.

Section 6.5 Resignations. Any director may resign at any time by giving notice of such director’s resignation in writing or by electronic transmission to the Chairman or any Co-Chairman, if there be one, the Chief Executive Officer or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled by the Board of Directors as provided in Section 6.6.

Section 6.6 Vacancies. Subject to applicable law and the rights of the holders of any class or series of Preferred Shares then Outstanding and the Shareholders’ Agreement, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled (A) prior to the Trigger Date, by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or the affirmative vote of a Share Majority acting at a meeting of the Members or by written consent (if and then only to the extent permitted) in accordance with the Delaware Act and this Agreement (including any Share Designation), and (B) on or after the Trigger Date, solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the Members. Any director elected or appointed to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor. Subject to the rights of the holders of Shares of any class or series of Preferred Shares and the Shareholders’ Agreement, any director elected or appointed prior to the Trigger Date to fill a vacancy resulting from an increase in the number of directors shall hold office for a term to expire at the next succeeding annual meeting of Members after their election or appointment, and any director elected or appointed on and after the Trigger Date to fill a vacancy resulting from an increase in the number of directors shall be assigned to such class as the Board of Directors in its sole discretion, subject to the terms of the Shareholders’ Agreement, determines is appropriate. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 6.7 Regular Meetings. Subject to Section 6.9, regular meetings of the Board of Directors shall be held on such dates and at such times as are determined from time to time by resolution of the Board of Directors.

Section 6.8 Special Meetings; Notice. Special meetings of the Board of Directors shall be called at the request of the Chairman, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, date and time of the meetings. Any business may be conducted at a special meeting of the Board of Directors.

Section 6.9 Notice. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered if deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered if the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered if the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to this Agreement.

Section 6.10 Chairman of Meetings. The Board of Directors shall elect one of its members as Chairman of the Board (the “Chairman”). Unless otherwise determined by the Board of Directors, the Chairman shall preside at all meetings of the Board of Directors and be the chairman of the meeting at all Member meetings. In the absence of the Chairman, meetings of Members shall be presided over by the Chief Executive Officer if he or she is a director or, in the absence of the Chief Executive Officer, by another person designated by the Board of Directors. The Chairman shall perform all duties incidental to his or her office that may be required by law and all such other duties as are properly required of him or her by the Board of Directors. He or she shall make reports to the Board of Directors and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman may also serve as Chief Executive Officer, if so elected by the Board of Directors. The Chairman may also have the title of Executive Chairman if the Chairman is also an Officer of the Company.

Section 6.11 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.12 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

Section 6.13 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.14 Quorum. A whole number of directors equal to at least a majority of the Whole Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may, to the fullest extent permitted by law, adjourn the meeting from time to time without further notice unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 6.9 of this Agreement shall be given to each director, or (B) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (A) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. Except as otherwise expressly required by law or this Agreement, all matters shall be determined by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. To the fullest extent permitted by law, the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 6.15 Waiver of Notice. Whenever notice to any director is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the directors shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 6.16 Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the Members, appropriate Member books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Company.

Section 6.17 Compensation. Unless otherwise restricted by this Agreement, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 6.18 Regulations. To the extent consistent with applicable law and this Agreement, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the affairs and business of the Company as the Board of Directors may deem appropriate.

Section 6.19 Emergencies. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE VII

COMMITTEES

Section 7.1 Designation; Powers. Subject to the terms of the Shareholders’ Agreement, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company. Any such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent provided in the resolution of the Board of Directors and may authorize the seal of the Company to be affixed to all papers which may require it.

Section 7.2 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 7.1 shall choose its own chairman by a majority vote of the members then in attendance in the event the chairman has not been selected by the Board of Directors and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting where a quorum is present shall be necessary for the adoption by it of any resolution. The Board of Directors shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of this Agreement or any such charter, and each committee may adopt its own rules and regulations of governance and may create one or more subcommittees, in each case to the extent not inconsistent with this Agreement or any charter or other rules and regulations adopted by the Board of Directors

Section 7.3 Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 7.4 Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

ARTICLE VIII

EXCULPATION, INDEMNIFICATION, ADVANCES AND INSURANCE

Section 8.1 Exculpation. Subject to other applicable provisions of this Article VIII, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Subsidiary of the Company, any director, any Member or any holder of any equity interest in any Subsidiary of the Company by virtue of being an Indemnified Person or for any acts or omissions in their capacity as an Indemnified Person or otherwise in connection with the Company, this Agreement or the business and affairs of the Company and its Subsidiaries unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such losses or liabilities were the result of conduct in which such Person engaged in Bad Faith.

Section 8.2 Indemnification.

(a) The Indemnified Persons shall be indemnified by the Company, to the fullest extent permitted by law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Indemnified Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment), against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) arising by virtue of being an Indemnified Person or for any acts or omissions in their capacity as an Indemnified Person or otherwise in connection with the Company, this Agreement or the business and affairs of the Company and its Subsidiaries, or any investment made or held by the Company or any of its Subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under the Delaware Act, a director or Officer of the Company or any Subsidiary of the Company, or an officer, director, member, partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such losses or liabilities were the result of conduct in which such Person engaged in Bad Faith. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Officers are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Article VIII in favor of any Indemnified Person having or potentially having liability for any such indebtedness.

(b) The provisions of this Article VIII, to the extent they restrict the liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 8.3, are agreed by each Member to modify such liabilities of the Indemnified Person as set forth herein.

(c) Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in this Article VIII. Notice of any application for indemnification pursuant to this Section 8.2(c) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(d) To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Article VIII.

(e) The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, vote of Members or disinterested directors or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(f) The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Article VIII against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Article VIII.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Article VIII.

(h) The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of the Company Group similar to those conferred in this Article VIII to Indemnified Persons.

(i) If this Article VIII or any portion of this Article VIII shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated.

(j) Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions.

(k) An Indemnified Person shall not be denied indemnification in whole or in part under this Article VIII because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(l) Any liabilities that an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Article VIII, to the maximum extent permitted by law.

(m) A director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or any other Group Member, or committees of the Board of Directors, or by any other Person as to matters the director reasonably believes are within such other Person’s professional or expert competence.

(n) Any amendment, modification or repeal of this Article VIII or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any indemnitee under this Article VIII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 8.3 Duties of Officers and Directors.

(a) Except to the extent expressly provided otherwise in this Agreement, including Sections 8.4 and 8.5, the duties (including fiduciary duties) and obligations owed to the Company and the Members by the Officers and directors shall be those duties (including fiduciary duties) and obligations applicable to officers and directors, respectively, of a Delaware corporation under the DGCL. For the avoidance of doubt, the duties and obligations owed to the Company and the Members by the Officers and directors in respect of matters contemplated by Section 8.4 shall not be those duties and obligations applicable to officers and directors, respectively, of a Delaware corporation under the DGCL, but rather such duties and obligations shall solely be governed by the requirements set forth in Section 8.4.

(b) The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Board of Directors in good faith.

Section 8.4 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Whenever a potential conflict of interest exists or arises between one or more directors or their respective Affiliates, on the one hand, and the Company, any Group Member or any Member (other than a Sponsor Member) on the other, any resolution or course of action by the Board of Directors in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of holders of Outstanding Voting Shares representing a majority of the total votes that may be cast by all Outstanding Voting Shares in the election of directors that are held by disinterested parties, (iii) on terms that, when taken together in their entirety, are no less favorable to the Company, Group Member or Member (other than a Sponsor Member), as applicable, than those generally being provided to or available from unrelated third parties, (iv) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company, Group Member or Member (other than a Sponsor Member), as applicable) or (v) does not otherwise constitute a breach of a duty that would apply to directors of a corporation subject to the DGCL.

(b) The Board of Directors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is sought, any such determination, action or omission by the Board of Directors or the Conflicts Committee will for all purposes be presumed to have been in Good Faith and in any proceeding brought by any Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in Good Faith. If Special Approval is not sought, and the Board of Directors (or a committee thereof) approves the resolution or course of action taken with respect to such conflict of interest, then it shall be presumed that, in making its decision, the Board of Directors (or committee thereof) acted in accordance with any and all of its duties, whether express or implied, in equity or otherwise, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty otherwise existing at law, inequity or otherwise.

(c) The Members hereby authorize the Board of Directors, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the board of directors or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 8.4.

Section 8.5 Outside Activities.

(a) It is hereby acknowledged that members of the Sponsor Group participate in, and own and will own substantial equity interests in other entities (existing and future) that participate in the energy industry (“Portfolio Companies”) and may make investments and enter into advisory service agreements and other agreements from time to time with those Portfolio Companies. Certain directors of the Company may also serve as employees, partners, officers or directors of members of the Sponsor Group or Portfolio Companies and, at any given time, members of the Sponsor Group or Portfolio Companies may be in direct or indirect competition with the Company and/or its Subsidiaries. Furthermore, directors of the Company that are not employees or Officers of the Company (such directors, “Non-Management Directors”) may also make investments or enter into advisory services with other entities or persons that may directly or indirectly compete with the Company and/or its Subsidiaries. The Members waive, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to the Company, to the Sponsor Group or Portfolio Companies or any directors of the Company who are also employees, partners, members, managers, officers or directors of any of the Sponsor Group or Portfolio Companies, as well as to all Non-Management Directors. As a result of such waiver, no Non-Management Director, member of the Sponsor Group or Portfolio Companies, nor any director of the Company who is also an employee, partner, member, manager, officer or director of any member of the Sponsor Group or Portfolio Companies, shall have any obligation to refrain from: (A) engaging in or managing the same or similar activities or lines of business as the Company or any of its Subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Company or any of its Subsidiaries; (B) acquiring assets in the same or similar areas of operation and lines of business of the Company; (C) investing in, owning or disposing of any (public or private) interest in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or any of its Subsidiaries (including any member of the Sponsor Group, a “Competing Person”); (D) developing a business relationship with any Competing Person; or (E) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of (A) through (E)) of whether such activities are in direct or indirect competition with the business or activities of the Company or any of its Subsidiaries (the activities described in (A) through (D) are referred to herein as “Specified Activities”). To the fullest extent permitted by law, the Company hereby renounces (for itself and on behalf of its Subsidiaries) any interest or expectancy in, or in being notified of or offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any Non-Management Director, member of the Sponsor Group or Portfolio Companies or any director of the Company who is also an employee, partner, member, manager, officer or director of any member of the Sponsor Group or Portfolio Companies.

(b) Without limiting the limitations provided in Section 8.5(a), any Member other than an Officer, director or employee of the Company shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Member or Group Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any such Member. Each Member shall be deemed to have notice of and to have consented to the provisions of this Section 8.5.

ARTICLE IX

OFFICERS

Section 9.1 Officers.

(a) The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Article IX.

(b) The Officers of the Company shall be a a Chief Executive Officer, a President, one or more Executive Vice Presidents and Vice Presidents, and a Secretary, and such other Officers as the Board of Directors from time to time may deem proper. All Officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IX. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof or, with respect to any Executive Vice President, Vice President, Treasurer or Secretary, by the Chief Executive Officer or President, if any. The Board of Directors or any committee thereof may from time to time elect, or Chief Executive Officer or President, if any, may appoint, such other Officers and such agents, as may be necessary or desirable for the conduct of the business of the Company. Such other Officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board of Directors or such committee thereof or by the Chief Executive Officer or President, as the case may be. Any number of offices may be held by the same person.

(c) Each Officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or until he or she shall resign, but any Officer may be removed from office at any time by the affirmative vote of a majority of the Board of Directors or, except in the case of an Officer or agent elected by the Board of Directors, by the Chief Executive Officer or President, if any. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 9.2 Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall act in a general executive capacity subject to the oversight of the Board of Directors in the administration and operation of the Company’s business and general supervision of its policies and affairs. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Company.

Section 9.3 President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors. In the absence (or inability or refusal to act) of the Chairman and the Chief Executive Officer, the President (if any and if he or she shall be a director) may preside when present at all meetings of the Board of Directors and be the chairman of the meeting at all Member meetings, in each case, as determined by the Board of Directors.

Section 9.4 Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President, if any.

Section 9.5 Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the Members; he or she shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by applicable law; he or she shall be custodian of the records and the seal of the Company and affix and attest the seal to all Certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President, if any.

Section 9.6 Treasurer. The Treasurer, if any, shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chief Executive Officer or the President, if any.

Section 9.7 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the President, if any, because of death, resignation or removal may be filled by the Chief Executive Officer or the President, if any.

Section 9.8 Action with Respect to Securities of Other Companies. Unless otherwise directed by the Board of Directors, or any Officer authorized by the Chief Executive Officer or the President, shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers that the Company may possess by reason of its ownership of securities in such other corporation.

Section 9.9 Delegation. The Board of Directors may from time to time delegate the powers and duties of any Officer to any other Officer or agent, notwithstanding any provision hereof.

Section 9.10 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE X

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 10.1 Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 10.2 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or required by law.

Section 10.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall use commercially reasonable efforts to cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

(c) The Company shall be deemed to have made a report available to each Record Holder as required by this Section 10.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Company.

ARTICLE XI

TAX MATTERS

Section 11.1 Tax Elections.

(a) The Company has made an election under Treasury Regulation Section 301.7701-3(c) to be classified as an association taxable as a corporation for U.S. federal tax purposes. The Company shall not make an election to be classified as other than an association taxable as a corporation pursuant to Treasury Regulation Section 701.7701-3.

(b) Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make, change or revoke any other elections permitted by the Code.

Section 11.2 Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company withholds and pays over to any taxing authority any amount in connection with any dividend or other distribution of income to any Member, the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 5.1 or Section 12.3, as applicable in the amount of such withholding from such Member.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution. The Company shall not be dissolved by the admission of additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Board of Directors that is approved by the holders of a Share Majority;

(b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(c) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 12.2 Liquidator. Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 12.3 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Subject to Section 12.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include income taxes, amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.2) and amounts to Members otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Share Designation, the holders of Class A Shares shall be entitled to receive all of the remaining assets of the Company available for distribution to its Members, ratably in proportion to the number of Class A Shares held by them. The holders of Class B Shares, as such, shall not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. A dissolution, liquidation or winding-up of the Company, as such terms are used in this Section 12.3(c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other corporation or corporations or other entity, except as provided in Section 12.1(b), or a sale, lease, exchange or conveyance of all or a part of the assets of the Company.

Section 12.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 12.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.5 Return of Contributions. None of any member of the Board of Directors or any Officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 12.6 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE XIII

AMENDMENT OF AGREEMENT

Section 13.1 General. Except as provided in Section 13.2, Section 13.3 and Section 13.4, the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 13.1. If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 13.3, then it shall first adopt a resolution approving the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. Such special or annual meeting shall be called and held upon notice in accordance with Section 15.1. of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment.

Section 13.2 Shareholder Amendments. Subject to Section 13.1, Section 13.3 and Section 13.4, this Agreement may be adopted, altered, amended or repealed by the Members of the Company only (A) prior to the Trigger Date, by the affirmative vote of holders of not less than 50% in voting power of Outstanding Voting Shares entitled to vote thereon, voting together as a single class, or (B) on and after the Trigger Date by the affirmative vote of holders of not less than 66 2/3% in voting power of Outstanding Voting Shares, voting together as a single class. No amendment hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board of Directors that was valid at the time it was taken.

Section 13.3 Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 13.1, the Board of Directors, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state;

(d) a change that, in the sole discretion of the Board of Directors, it determines (1) does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (2) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (3) to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Members, (4) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.5 or (5) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(f) an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that (i) sets forth the designations, rights, preferences, powers and duties of any class or series of shares or (ii) the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Section 3.2;

(h) any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(k) a merger, conversion or conveyance pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

Section 13.4 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.3 (other than Section 13.3(d)(4)), no provision of this Agreement that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.3 (other than Section 13.3(d)(4)), but subject to the provisions of Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall occur as a result of an amendment approved pursuant to Section 13.4(c), (ii) change Section 12.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 12.1(a), give any Person the right to dissolve the Company.

(c) Except as provided in Section 14.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 13.1, notwithstanding the provisions of Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected.

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

Section 14.1 Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”), in accordance with this Article XIV.

Section 14.2 Procedure for Merger or Consolidation. Merger or consolidation of the Company pursuant to this Article XIV requires the prior approval of the Board of Directors.

(a) If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger or the time stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

Section 14.3 Approval by Members of Merger, Consolidation or Conversion or Sales of Substantially All of the Company’s Assets.

(a) Except as provided in Section 14.3(d) or Section 14.6, the Board of Directors, upon its approval of the Merger Agreement shall direct that the Merger Agreement be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article XIV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of meeting.

(b) Except as provided in Section 14.3(d) or Section 14.6, the Merger Agreement as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a Share Majority.

(c) Except as provided in Section 14.3(d) or Section 14.6, after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted, without Member approval, to convert the Company into a new limited liability entity (including, for the avoidance of doubt, a corporation), or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity (including, for the avoidance of doubt, a corporation), or which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if (i) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company and (ii) the Board of Directors has determined that the governing instruments of the new entity provide the Members and the Board of Directors with substantially the same rights and obligations as are herein contained.

(e) Members are entitled to dissenters’ rights of appraisal with respect to their Shares to the same extent, and in accordance with the same processes and requirements, as would be available to the Company’s stockholders if the Company were a corporation subject to Section 262 of the DGCL, including in connection with a merger, consolidation or conversion pursuant to this Article XIV. Other than as provided in the foregoing sentence, Members are not entitled to any dissenters’ rights of appraisal in connection with a merger, consolidation, conversion, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction.

(f) The Board of Directors may not cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, without receiving the affirmative vote or consent of the holders of a Share Majority; provided, however, that the foregoing will not limit the ability of the Board of Directors to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.

Section 14.4 Certificate of Merger. Upon the required approval by the Board of Directors and the Members of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) It is the intent of the parties hereto that a merger or consolidation effected pursuant to this Article XIV shall not be deemed to result in a Transfer or assignment of assets or liabilities from one entity to another.

Section 14.6 Certain Merger Rights. Notwithstanding any other provision of this Agreement, the Board of Directors, acting unilaterally and without seeking the consent of the Members, shall be entitled to cause the Company to merge with or into another Person in the same manner and in accordance with the same processes and requirements as would be applicable if the Company were a corporation subject to Section 251(f)-(h), Section 253 and Section 267 of the DGCL and the portion of Section 264 that would permit a Delaware corporation to effect a merger with another entity in the same manner as it would effect a merger with a corporation pursuant to Section 251(f)-(h) of the DGCL, including in each case, for the avoidance of doubt, the processes and requirements whereby a corporation may consummate a merger without seeking consent of its stockholders. For purposes of applying this Section 14.6, references in the DGCL to stock of a constituent corporation shall be deemed to refer to Shares.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notices.

(a) Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 15.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery service outside the United States of America) and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Delivery of one copy of any notice, demand, request, report or proxy materials to all Record Holders having the same address shall constitute sufficient notice to all such Members under this Agreement if such method of delivery would be permitted by the DGCL to stockholders of a Delaware corporation and if permitted by the rules of the Commission. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

(b) The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 15.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4 Integration. This Agreement and the Shareholders’ agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Third-Party Beneficiaries. Each Member agrees that any Indemnified Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnified Person.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share pursuant to Section 3.3 without execution hereof.

Section 15.9 Applicable Law.

(a) This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to principles of conflicts of laws.

(b) Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction the Supreme Court of the State of Dealwre) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, Officer, employee, Member or agent of the Company to the Company or the Company’s Members, (iii) any action asserting a claim against the Company or any director or Officer, Member or other employee of the Company arising pursuant to any provision of the Delaware Act or this Agreement, or (iv) any action asserting a claim against the Company or any director or Officer, Member or other employee of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in Shares shall be deemed to have notice of and consented to the provisions of this Section 15.9.

(c) If any provision or provisions of this Section 15.9 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 15.9 (including, without limitation, each portion of any sentence of this Section 15.9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(d) To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 15.9(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any Member, such Member shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 15.9(a) (an “FSC Enforcement Action”) and (B) having service of process made upon such Member in any such FSC Enforcement Action by service upon such Member’s counsel in the Foreign Action as agent for such Member.

Section 15.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 15.11 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 15.12 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

FORTIS MINERALS HOLDINGS, LLC

By:

Name:
Title:

SIGNATURE PAGE TO AMENDED AND

RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF FORTIS MINERALS, LLC